Exhibit 10.23
AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT AND CONSENT
     THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) is made and entered into as of February 2, 2006, by and among ARTESYN TECHNOLOGIES, INC., a Florida corporation (“Technologies”); ARTESYN NORTH AMERICA, INC., a Delaware corporation (“North America”); ARTESYN COMMUNICATION PRODUCTS, INC., a Wisconsin corporation (“Communication Products”; Technologies, North America and Communication Products are hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”); ARTESYN ASSET MANAGEMENT, INC., a Delaware corporation (“AAM”); ARTESYN DELAWARE, INC., a Delaware corporation (“ADI”); ARTESYN DELAWARE, LLC, a Delaware limited liability company (“Artesyn LLC”; AAM, ADI and Artesyn LLC are hereinafter referred to collectively as “Guarantors” and individually as a “Guarantor”); and BANK OF AMERICA, N.A., a national banking association and successor in interest to Fleet Capital Corporation (together with its successors and assigns, “Lender”).
Recitals:
     Fleet Capital Corporation, a Rhode Island corporation (“Fleet”) and Borrowers are parties to that certain Loan and Security Agreement dated March 28, 2003, as amended by that certain Letter Amendment dated April 30, 2003, and that certain Amendment No. 2 to Loan and Security Agreement and Consent dated August 13, 2003 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”) pursuant to which Fleet has made certain revolving credit and term loans to Borrower.
     Prior to the date hereof, Fleet has assigned the Loan Agreement, all of the other Loan Documents, and all of the Obligations thereunder, to Bank of America, N.A.
     The parties desire to amend the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     2. Amendment to Loan Agreement and Other Loan Documents. The terms and definitions “Fleet Capital Corporation”, “Fleet”, “Secured Party” and “Lender” used in the Loan Agreement and each of the other Loan Documents are hereby amended to mean and refer to Bank of America, N.A., a national banking association, whose mailing address is 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, as successor to Fleet Capital Corporation. All references in the Loan Agreement and the other Loan Documents to “Fleet Capital Corporation”, “Fleet”, “Secured Party” and “Lender” shall be deemed to refer to Bank of America, N.A.
     3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows, with such amendments applying retroactively as of September 30, 2005:

     (a) By deleting Section 1.3 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:
     1.3. LC Facility.
     1.3.1. Issuance of Letters of Credit. Subject to all of the terms and conditions hereof, Lender agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 15th day prior to the last day of the Term, and provided no Default or Event of Default exists, Lender shall issue one or more Letters of Credit on Borrowers’ request therefor from time to time, subject to the following terms and conditions:
     (i) Borrowers acknowledge that Lender’s willingness to issue any Letter of Credit is conditioned upon Lender’s receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Lender may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to issue any Letter of Credit unless (x) Lender receives an LC Request and LC Application at least 3 Business Days prior to the date of issuance of a Letter of Credit, and (y) each of the LC Conditions is satisfied on the date of Lender’s receipt of the LC Request and at the time of the requested issuance of a Letter of Credit. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000.
     (ii) Letters of Credit may be requested by Borrowers only if they are used (a) to support obligations of Borrowers incurred either in the Ordinary Course of Business or as otherwise permitted by this Agreement, on a standby or documentary basis, or (b) for such other purposes as Lender may approve from time to time in writing.
     (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Lender that are contained in any LC Application or in any other agreement customarily or reasonably required by Lender in connection with the issuance of any Letter of Credit. If Lender shall honor any request for payment under a Letter of Credit, Borrowers shall be jointly and severally obligated to pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender (the “Reimbursement Date”), an amount equal to the amount paid by Lender under such Letter of Credit (or, if payment thereunder was made by Lender in a currency other than Dollars, an amount equal to the Dollar equivalent of such currency, as determined by Lender, as of the time of Lender’s payment under such Letter of Credit, in each case), together with interest from and after the Reimbursement Date until payment in full is made by

Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all of its other rights and remedies under this Agreement and any LC Application, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit. Whether or not Borrowers submit any Notice of Borrowing to Lender, Borrowers shall be deemed to have requested from Lender a Borrowing of Base Rate Loans in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date, and whether or not any Default of Event of Default has occurred or exists, the Revolver Commitment has been terminated, the funding of the Borrowing deemed requested by Borrowers would result in, or increase the amount of, any Out-of-Formula Condition or any of the conditions set forth in Section 10 hereof are not satisfied.
     (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Lender for any payment made by Lender under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit. In connection with the issuance of any documentary Letter of Credit, Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any Goods purported to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in the documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment of Goods is made; partial or incomplete shipment of, or failure or omission to ship, any or all of the goods referred to in a documentary Letter of Credit or documents applicable thereto; any deviation from instructions, delay, default or fraud by the shipper and/or any Person in connection with any goods or any shipping or delivery thereof; any breach of contract between the shipper or vendors and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, unless such errors, omissions, interruptions or delays are the result of the gross negligence or willful misconduct of Lender; errors in interpretation of technical terms; the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or any consequences arising from causes beyond the control of Lender, including any act or omission (whether rightful or wrongful) of any present or future Governmental Authority. The rights, remedies, powers and privileges of Lender under this Agreement with respect to Letters of Credit shall be in addition to, and cumulative with, all rights, remedies, powers and privileges of Lender under any of the LC Documents. Nothing herein shall be deemed to release Lender from any liability or obligation that it may have in respect to any Letter of Credit arising out of and directly resulting from its own gross negligence or willful misconduct.
     (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.
     (vi) Unless otherwise provided in any of the LC Documents, each LC Application and each standby Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce No. 500, and any amendments or revisions thereto.
     (vii) From and after December 1, 2005, all Existing Letters of Credit outstanding on such date shall be deemed to be issued by Lender and to constitute Letters of Credit under this Agreement and all amounts due and payable by any Obligor by reason of any payment that is made by Lender under an Existing Letter of Credit shall constitute LC Outstandings under this Agreement, and shall be subject to all of the terms and conditions hereof.
     1.3.2. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Lender’s request, forthwith deposit with Lender, in cash, an amount equal to 105% of the aggregate amount of all LC Outstandings. If Borrowers fail to make such deposit on the first Business Day following Lender’s demand therefor, Lender may advance such amount as Revolver Loans (whether or not the Commitment Termination Date has occurred or an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender’s discretion, in Cash Equivalents. Each Borrower hereby pledges to Lender and grants to Lender a security interest in all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender or any Lender with respect to the LC Outstandings. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers).
     1.3.3. Indemnifications. In addition to any other indemnity which Borrowers may have to Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrowers hereby agree to indemnify and defend each Lender Indemnitee and to hold each of the Lender Indemnitees harmless from and against any and all Claims which any of the Lender Indemnitees (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit, (b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder, or (c) Lender following any instructions of any Borrower with respect to any Letter of Credit or any Document received by Lender with reference to any Letter of Credit.
     (b) By deleting Section 2.2.3 and of the Loan Agreement in its entirety and by substituting in lieu thereof the following:
     2.2.3. LC Facility Fees. Borrowers shall pay to Lender, through its Treasury and International Services Group, for Letters of Credit, (i) a per annum fee equal to the Applicable Margin in effect from time to time for LIBOR Loans based on the average amount available to be drawn under all standby Letters of Credit outstanding and all standby Letters of Credit that are paid or expire during the period of measurement, payable monthly, in arrears, on the first Business Day of the following calendar month; (ii) a per annum fee equal to the Applicable Margin in effect from time to time for LIBOR Loans based on the average amount available to be drawn under all documentary Letters of Credit outstanding and all documentary Letters of Credit that are paid or expire during the period of measurement, payable monthly, in arrears, on the first Business Day of the following calendar month; and (iii) all normal and customary charges associated with the issuance, amending, negotiating, payment, processing and administration of Letters of Credit, payable as and when assessed by Lender.

     (c) By deleting the words “or Bank’s” in the third line of the second full paragraph of Section 2.7 of the Loan Agreement.
     (d) By deleting the phrase “Bank or” and the word “other” in the fourth line of clause (ii) of Section 3.1.1 of the Loan Agreement.
     (e) By deleting Section 3.4 of the Loan Agreement and by substituting in lieu thereof the following:
     3.4. All Loans to Constitute One Obligation. The Revolver Loans and all LC Outstandings shall constitute one general Obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Lender’s Lien Upon all of the Collateral.
     (f) By deleting each reference to “$20,000,000” in Sections 7.2.5(i) and (ii) of the Loan Agreement and by substituting in each instance a reference to $10,000,000.”
     (g) By deleting each reference to “$20,000,000” in Section 9.3.2 of the Loan Agreement and by substituting in each instance a reference to “$10,000,000.”
     (h) By deleting the words “procure any Letter of Credit” in Section 10.1 and Section 10.3 of the Loan Agreement and by substituting in lieu thereof the words “issue any Letter of Credit.”
     (i) By deleting the words “the procurement of any Letter of Credit” contained in Section 10.16 and Section 10.2.6 of the Loan Agreement and by substituting in lieu thereof the words “the issuance of any Letter of Credit.“
     (j) By adding the following new definitions of “Artesyn Japan”, “Artesyn Scandinavia” and “Existing Letters of Credit” to Appendix A to the Loan Agreement in proper alphabetical sequence:
     Artesyn Japan — Artesyn Technologies Japan KK, a Japanese company.
     Artesyn Scandinavia — Artesyn Communication Products Scandinavia AB, a Swedish company.
     Existing Letters of Credit — the Letters of Credit issued for the account of Borrowers pursuant to the Loan Agreement by Lender or any of its predecessors-in interest and outstanding on February 2, 2006.
     (k) By deleting the definitions of “Applicable Margin,” “First-Tier Foreign Subsidiary,” “LC Application,” “LC Conditions,” “LC Documents,” “LC Outstandings,”

“LC Request,” “Lease Reserve,” “Letter of Credit” and “Obligations” contained in Appendix A to the Loan Agreement and by substituting in lieu thereof the following in proper alphabetical sequence:
     Applicable Margin — a percentage equal to 2.00% with respect to Revolver Loans that are LIBOR Loans, 0.25% with respect to Revolver Loans that are Base Rate Loans and 0.250% with respect to the Commitment Fee payable to Lender pursuant to Section 2.2.2 of the Agreement; provided that, at such time that a Letter of Credit is issued on any Borrower’s request or Lender makes any Revolver Loans to Borrower upon the request (or deemed request) of Borrower, the Applicable Margin shall be adjusted based upon the Average Adjusted Availability for the immediately preceding Fiscal Quarter of Borrowers, as follows:

		Applicable Margin	Applicable Margin
		for Revolver Loans	for Revolver Loans
	Average Adjusted	that are LIBOR	that are Base Rate	Applicable Margin
Pricing Level	Availability	Loans	Loans	for Commitment Fee
1	Less than $30,000,000	2.75%	1.00%	0.500%
2	Greater than or equal to $30,000,000 but less than or equal to $40,000,000	2.50%	0.75%	0.500%
3	Greater than $40,000,000 but less than $50,000,000	2.25%	0.50%	0.375%
4	Greater than or equal to $50,000,000	2.00%	0.25%	0.250%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth above, on a quarterly basis according to the performance of Borrowers as measured by the Average Adjusted Availability for the immediately preceding Fiscal Quarter of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Lender of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Average Adjusted Availability and are not received by Lender by the date required pursuant to Section 9.1.3 of the Agreement, the Applicable Margin shall be determined as if Average

Adjusted Availability is less than $30,000,000 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to deliver timely such financial statements or Compliance Certificate is waived in writing by Lender; provided, however, that Lender shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 2.1.5 of the Agreement and, on each date that the Default Rate accrues on any Revolver Loan, the Applicable Margin on such date for such Revolver Loan shall be the Applicable Margin that would apply if Average Adjusted Availability was less than $30,000,000 (without regard to the actual Average Adjusted Availability). For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Lender pursuant to Section 9.1.3(i) of the Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin that was applied pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Lender of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Lender, on the first day of the month following receipt by Lender of such audited financial statements, an amount equal to the difference between the amount of interest and fees that would have been paid using the Applicable Margin determined based upon such audited financial statements and the amount of interest and fees actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.
     First-Tier Foreign Subsidiary — Artesyn Cayman, Artesyn Japan, Artesyn Scandinavia, Artesyn Scotland and each other Foreign Subsidiary in which more than 50% of its outstanding Voting Securities are owned by a Borrower, by one or more Domestic Subsidiaries or by one or more Borrowers and Domestic Subsidiaries.
     LC Application — an application by Borrowers to Lender, pursuant to a form approved by Lender, for the issuance of a Letter of Credit, that is submitted to Lender at least 3 Business Days prior to the requested issuance of such Letter of Credit.
     LC Conditions — the following conditions, the satisfaction of each of which is required before Lender shall be obligated to issue a Letter of Credit: (i) each of the conditions set forth in Section 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) the proposed Letter of Credit (drawings under which shall be made by sight, as opposed to time, drafts) is in form and substance satisfactory to Lender; (iii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Borrower and approved by Lender, the LC Outstanding would not exceed $5,000,000 (as such amount may be modified from time to time at the written direction of Borrowers) and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iv) the expiration date of the Letter of Credit does not extend beyond the earlier to occur of (a)(1) 365 days from the date of issuance in the case of standby Letters of Credit, or (2) 150 days from the date of issuance in the case of documentary Letters of Credit, or (b) the 10th Business Day prior to the last Business Day of the Term; and (v) the currency in which payment is to be made under the Letter of Credit is Dollars.
     LC Documents — any and all agreements, instruments and documents (including an LC Application) required by Lender to be executed by Borrowers or any other Person and delivered to Lender for the issuance, amendment or renewal of a Letter of Credit.
     LC Outstandings — on any date of determination thereof, an amount (in Dollars) equal to the sum of (without duplication) (i) all amounts then due and payable by any Obligor on such date by reason of any payment made by Lender under a Letter of Credit and that has not been repaid to Lender, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or for which an LC Application has been delivered to and accepted by Lender, plus (iii) all fees and other amounts due or to become due in respect of Letters of Credit outstanding on such date.
     LC Request — a Letter of Credit request form that may be required by Lender from time to time, pursuant to which Borrower would request the issuance of a Letter of Credit.
     Lease Reserve — a reserve established by Lender in respect of certain Obligations of Borrowers to the leasing division of Lender in such amount as Lender may, in its reasonable credit judgment, determine to be appropriate.
     Letter of Credit — a standby or documentary letter of credit issued by Lender for the account of Borrowers, and including the Existing Letters of Credit.
     Obligations — in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Revolver Loans; (ii) all LC Outstandings and all other obligations of any Obligor to

Lender arising in connection with the issuance of any Letter of Credit; (iii) all Debt, liabilities and other obligations of Borrowers to Lender or any Affiliate of Lender under or in connection with any Banking Relationship Debt; and (iv) all other Debts, covenants, duties, overdrafts and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender or any Affiliate of Lender under or pursuant to the Agreement or any of the other Loan Documents or otherwise, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Loan Documents.
     (l) By deleting the definitions of “Bank” and “LC Support” from Appendix A to the Loan Agreement.
     4. Consent. Borrowers have informed Lender of the dissolution of Real-Time Digital, Inc., a New Jersey corporation and a wholly-owned Subsidiary of Communication Products, by the recording of a Certificate of Dissolution with the New Jersey Secretary of State on October 27, 2005 (the “Dissolution”). Borrowers have further informed Lender of the formation of Artesyn Technologies Japan KK, a Japanese company and Artesyn Communication Products Scandinavia AB, a Swedish company, both of which are First-Tier Foreign Subsidiaries (the “Formations”). The Dissolution and the Formations are prohibited pursuant to Section 9.2.1 of the Loan Agreement without Lender’s prior written consent. Subject to the satisfaction of the conditions precedent set forth in Section 10 of this Amendment, Lender hereby consents to the Dissolution and the Formations and acknowledges and agrees that neither the Dissolution nor the Formations shall constitute a Default or Event of Default under the Loan Agreement or other Loan Documents.
     5. Ratification and Reaffirmation. Borrowers hereby ratify and reaffirm the Obligations, each of the Loan Documents and all of Borrowers’ covenants, duties, indebtedness and liabilities under the Loan Documents.
     6. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolver Loan on and as of December 1, 2005, totaled $0.
     7. Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.
     8. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
     9. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
     10. Conditions Precedent. The effectiveness of the amendments contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:
     (a) Lender shall have received from Borrowers and Guarantors the duly executed Amendment;
     (b) Lender shall have received a duly executed Pledge Agreement in the form attached hereto as Exhibit A with respect to 60% of the Equity Interests of Artesyn Japan, a duly executed Pledge Agreement in the form attached hereto as Exhibit B with respect to 65% of the Equity Interests of Artesyn Scandinavia, a duly executed Irrevocable Stock Power and Assignment in the form attached hereto as Exhibit C with respect to such Equity Interests of each of Artesyn Japan and Artesyn Scandinavia, and original stock certificates with respect to such Equity Interests of Artesyn Japan and Artesyn Scandinavia; and
     (c) Lender shall have received a certificate from the Secretary of each Borrower and each Guarantor (Borrowers and Guarantors are sometimes collectively referred to herein as the “Obligors” and each individually as an “Obligor”), certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of such Obligor incident hereto and that the officers of such Obligor who have executed this Amendment and each Pledge Agreement are duly authorized by the Board of Directors of such Obligor for and on behalf of such Obligor to execute and deliver this Amendment, each Pledge Agreement and such other documents, instruments and agreements executed in connection herewith, and to bind such Obligor accordingly thereby.
     11. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York.
     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     13. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
     14. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
     15. Further Assurances. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. Without limiting the generality of the foregoing, each Borrower agrees to execute such documents, instruments and agreements as Lender may require in order to evidence or effectuate the transactions described in the Recitals and Section 3 of this Amendment.
     16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
     17. Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.
     18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:
ATTEST:	ARTESYN TECHNOLOGIES, INC.

/s/ Gary Larsen Secretary [CORPORATE SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer
ATTEST:	ARTESYN NORTH AMERICA, INC.

/s/ Gary Larsen Secretary [CORPORATE SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer
ATTEST:	ARTESYN COMMUNICATION PRODUCTS, INC.

/s/ Gary Larsen Secretary [CORPORATE SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer
GUARANTORS:

ATTEST:	ARTESYN ASSET MANAGEMENT, INC.
/s/ David I. Libow Treasurer [CORPORATE SEAL]	By: /s/ John Slyne Name: John Slyne Title: President

ATTEST:	ARTESYN DELAWARE, INC.
/s/ Gary Larsen Secretary [CORPORATE SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer

ATTEST:	ARTESYN TECHNOLOGIES, INC.
/s/ Gary Larsen Secretary [CORPORATE SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer

ATTEST:	ARTESYN DELAWARE, LLC
/s/ Gary Larsen Secretary [COMPANY SEAL]	By: /s/ Joseph M. O’Donnell Name: Joseph M. O’Donnell Title: President & Chief Executive Officer

LENDER:
BANK OF AMERICA, N.A. (“Lender”)

By: /s/ John Olson Name: John Olson Title: Vice President

EXHIBIT A
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (this “Agreement”) is made as of February 2, 2006, by and between ARTESYN NORTH AMERICA, INC., a Delaware corporation (“Pledgor”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).
Recitals:
     Pledgor, Artesyn Technologies, Inc., a Florida corporation, and Artesyn Communication Products, Inc., a Wisconsin corporation (collectively, the “Borrowers”), and Lender have entered into that certain Loan and Security Agreement dated March 28, 2003 (as at any time amended, the “Loan Agreement”), pursuant to which Lender may from time to time make loans or extend other financial accommodations to or for the benefit of Borrowers.
     It is a condition to Lender’s willingness to extend further loans and other financial accommodations to or for the benefit of Borrowers that Pledgor execute and deliver this Agreement. To induce Lender to extend further loans pursuant to the Loan Agreement, Pledgor has agreed to grant a continuing security interest in and to the Pledged Collateral (as hereinafter defined) as security for the timely payment and performance of the Secured Obligations.
     NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to Pledgor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Secured Obligations (as hereinafter defined), Pledgor agrees as follows:
     1. Definitions. Capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:
     “Company” shall mean Artesyn Technologies Japan KK, a Japanese company.
     “Pledged Collateral” shall have the meaning ascribed to in Section 2 hereof.
     “Power” shall have the meaning ascribed to it in Section 2 hereof.
     “Secured Obligations” shall mean all of the Obligations under (and as defined in) the Loan Agreement and all obligations of Pledgor now or hereafter existing under the Loan Agreement or this Agreement.
     2. Pledge; Lender’s Duties.
          (a) Pledgor hereby pledges, assigns, transfers, sets over and delivers to Lender, and hereby grants to Lender, a security interest in sixty percent (60%) of the Equity Interests of the Company, accompanied by stock powers (“Powers”) duly executed in blank, with signatures properly guaranteed, and all proceeds thereof and all dividends at anytime payable in connection therewith (said Equity Interests, Powers, proceeds and dividends hereinafter collectively called the “Pledged Collateral”) as security for the due and punctual payment and performance of the Secured Obligations. With respect to the Company and notwithstanding anything to the contrary set forth in this Agreement, the Pledged Collateral shall not exceed sixty percent (60%) of the total Equity Interests of the Company.
          (b) Lender shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.
     3. Voting Rights. During the term of this Agreement, and so long as no Event of Default shall exist, Pledgor shall have the right to vote all or any portion of the pledged Equity Interests on all corporate questions for all purposes not inconsistent with the terms of this Agreement or any of the other Loan Documents. To that end, if Lender transfers all or any portion of the Pledged Collateral, into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Loan Documents, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Pledged Collateral. Pledgor hereby grants to Lender, effective upon the occurrence and during the continuation of any Event of Default, an IRREVOCABLE PROXY pursuant to which Lender shall be entitled to exercise all voting powers pertaining to the Pledged Collateral, including to call and attend all meetings of the shareholders of the Company to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Equity Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever.
     4. Collection of Dividend Payments. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all dividends payable by the Company on account of any of the Pledged Collateral except as otherwise provided in the Loan Documents. Upon the occurrence and during the continuation of any Event of Default, all dividends payable by the Company on account of any of the Pledged Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by Lender to the Secured Obligations in such order of application as is specified in the Loan Agreement.
     5. Representations and Warranties of Pledgor. Pledgor warrants and represents to Lender as follows (which representations and warranties shall be deemed continuing): (a) Pledgor is the legal and beneficial owner of the Pledged Collateral; (b) all of the shares of the Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any Liens except for Permitted Liens and Lender’s security interest hereunder; (c) the Equity Interests constitutes sixty percent (60%) of the issued and outstanding capital stock of the Company; (d) there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other party and free of any Liens other than Permitted Liens and applicable restrictions imposed by any Governmental Body and without any restriction under the by-laws or charter of Pledgor or the Company or any agreement among Pledgor’s or the Company’s shareholders; (f) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (g) the execution, delivery and performance by Pledgor of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of the by-laws or charter of Pledgor, any agreement, indenture, instrument or Applicable Law by which Pledgor or the Company is bound or to which Pledgor or the Company is subject (except Pledgor makes no representation or warranty about Lender’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities); and (h) no consent, filing, approval, registration or recording is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or (y) to perfect the Lien created by this Agreement.
     6. Affirmative Covenants of Pledgor. Until all of the Secured Obligations have been satisfied in full and the Loan Agreement has been terminated, Pledgor covenants that it will: (a) warrant and defend at its own expense Lender’s right, title, and security interest in and to the Pledged Collateral against the claims of any Person; (b) promptly deliver to Lender all written notices with respect to the Pledged Collateral, and will promptly give written notice to Lender of any other notices received by Pledgor with respect to the Pledged Collateral; and (c) deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company subsequently acquired by Pledgor, whether acquired by Pledgor by virtue of the exercise of any stock options included within the Pledged Collateral or otherwise, provided, however, that Pledgor will not pledge or deliver any such shares of the Company which would cause the Pledged Collateral to exceed sixty percent (60%) of the total Equity Interests of the Company.
     7. Negative Covenants of Pledgor. Until all of the Secured Obligations have been satisfied in full and the Loan Agreement has been terminated, Pledgor covenants that it will not, without the prior written consent of Lender, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein; (b) incur or permit to be incurred any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby and Permitted Liens; (c) consent to the issuance by the Company of any new stock; and (d) consent to any merger or other consolidation of the Company with or into any corporation or other entity other than as permitted under the Loan Agreement.
     8. Subsequent Changes Affecting Pledged Collateral. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.
     9. Equity Interests Adjustments. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall, if received by Pledgor, be held in trust for Lender’s benefit and shall be promptly delivered to and held by Lender under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder, provided, however, that to the extent any such shares would cause the Pledged Collateral to exceed sixty percent (60%) of the total Equity Interests of the Company, Pledgor shall neither hold such shares for Lender’s benefit nor deliver such shares to Lender as Pledged Collateral.
     10. Warrants, Options and Rights. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Pledged Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Lender and all certificates evidencing new stock or other securities so acquired by Pledgor shall be immediately delivered to and held by Lender to be held under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.
     11. Registration. If Lender determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the “Securities Act”) or any similar federal or state law, with respect to the securities included in the Pledged Collateral prior to sale thereof by Lender, then upon the occurrence and during the continuation of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the reasonable opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorneys’ fees and accountants’ fees and expenses, in connection therewith.
     12. Consent. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the other Loan Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.
     13. Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, (i) Lender shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Loan Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Lender may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees. In addition, upon the occurrence and during the continuation of an Event of Default, Lender may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Lender’s possession or custody, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever or Pledgor or arising through Pledgor. If any of the Pledged Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay the same and in such event Lender may resell such Pledged Collateral. Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in Section 21 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by Applicable Law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by Applicable Law, buy at any private sale thereof. Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral. In connection with any sale of Pledged Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected Pledgor agrees that Lender may, upon the occurrence and during the continuation of an Event of Default, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are accredited investors (as defined in Regulation D promulgated under the Securities Act) purchasing for investment only and not for distribution. Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for publi c sale under the Securities Act even if the issuer would agree to do so. Lender shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by Lender in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Loan Agreement.
     14. Redemption; Marshaling. Pledgor hereby waives and releases to the fullest extent permitted by Applicable Law any right of equity of redemption with respect to the Pledged Collateral before or after a sale conducted pursuant to Section 13 hereof. Pledgor agrees that Lender shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Lender’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.
     15. Term. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Agreement is terminated and all of the Secured Obligations have been fully and finally paid, satisfied and discharged, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor’s expense, (i) such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and (ii) such termination statements and other release documents as may be requested by Pledgor to evidence the termination of Lender’s security interest in the Pledged Collateral. Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Loan Documents, all of which indemnities shall survive any termination of this Agreement or any of other Loan Documents in accordance with their respective terms.
     16. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “including” shall mean “including, without limitation.” Whenever in this Agreement the word “stock” or “capital stock” or other similar word or phrase is used in connection with a Person referring to equity ownership interests in such Person, such word or phrase shall also be deemed to include a reference to membership interests, each reference to a “corporation” shall also be deemed to include a reference to a limited liability company, each reference to “shareholders” of a Person shall also be deemed to include a reference to members and each reference to “certificate of incorporation” or “articles of incorporation” or “bylaws” shall also be deemed to include a reference to “certificate of formation” and “operating agreement” or other constituent documents of a limited liability company.

     17. Successors and Assigns. This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
     18. Construction and Applicable Law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law).
     19. Cooperation and Further Assurances. Pledgor agrees that it will cooperate with Lender and will, upon Lender’s request, execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, financing statements, certificates, legal opinions and other documents, and will take all such other action as Lender may request from time to time, in order to carry out the provisions and purposes hereof, including delivering to Lender, if requested by Lender, irrevocable proxies with respect to the Equity Interests in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor’s proxy to Lender or its nominee to vote all shares of the Equity Interests then registered in Pledgor’s name (subject to Pledgor’s voting rights under Section 3 hereof).
     20. Lender’s Exoneration. Under no circumstances shall Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Lender shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor’s rights in the Pledged Collateral or against other parties thereto. Lender’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.
     21. Notices. All notices, requests and demand to or upon either party hereto shall be given in the manner and become effective as stipulated in the Loan Agreement.
     22. Pledgor’s Obligations Not Affected. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor; (b) any exercise or nonexercise, or any waiver, by Lender of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Loan Agreement, the other Loan Documents or any of the Secured Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

     23. No Waiver, Etc. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies hereunder or otherwise. No single or partial waiver by Lender of any Default or Event of Default or right or remedy which Lender may have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion. Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).
     24. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
     25. Lender Appointed Attorney-In-Fact. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon the occurrence and during the continuation of an Event of Default, of any of the Pledged Collateral on the books of the Company to the name of Lender or Lender’s nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may suffer or incur, in the exercise or performance of any of Lender’s powers and duties specifically set forth herein.
     26. Use of Loan Proceeds. Pledgor hereby represents and warrants to Lender that none of the loan proceeds heretofore and hereafter received by it under the Loan Agreement are for the purpose of purchasing any “margin security” as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such “margin security.”
     27. Waiver of Subrogation and Other Claims. Pledgor recognizes that Lender, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, the Company were, because of any claim based on subrogation or any other theory, liable to Pledgor on account of the sale by Lender of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to Pledgor on account of any indebtedness owing to Pledgor that is subordinated to any or all of the Secured Obligations. Pledgor hereby agrees, therefore, that if Lender sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, Pledgor shall in such case have no right or claim against the Company on account of any such subordinated indebtedness or on the theory that Pledgor has become subrogated to any claim or right of Lender against the Company or on any basis whatsoever, and Pledgor hereby expressly waives and relinquishes all such rights and claims against the Company.
     28. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF LENDER’S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER; TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY

(WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE PLEDGED COLLATERAL; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.
[Signatures on following page]

     IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement as of the day and year first above written.

PLEDGOR: ARTESYN NORTH AMERICA, INC.
By:	/s/
Name:
Title:

[CORPORATE SEAL] Accepted in Atlanta, Georgia: LENDER: BANK OF AMERICA, N.A.
By:	/s/
Name:
Title:

EXHIBIT B
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (this “Agreement”) is made as of February 2, 2006, by and between ARTESYN COMMUNICATION PRODUCTS, INC., a Wisconsin corporation (“Pledgor”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).
Recitals:
     Artesyn Technologies, Inc., a Florida corporation, Artesyn North America, Inc., a Delaware corporation, and Pledgor (collectively, the “Borrowers”), and Lender have entered into that certain Loan and Security Agreement dated March 28, 2003 (as at any time amended, the “Loan Agreement”), pursuant to which Lender may from time to time make loans or extend other financial accommodations to or for the benefit of Borrowers.
     It is a condition to Lender’s willingness to extend further loans and other financial accommodations to or for the benefit of Borrowers that Pledgor execute and deliver this Agreement. To induce Lender to extend further loans pursuant to the Loan Agreement, Pledgor has agreed to grant a continuing security interest in and to the Pledged Collateral (as hereinafter defined) as security for the timely payment and performance of the Secured Obligations.
     NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to Pledgor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Secured Obligations (as hereinafter defined), Pledgor agrees as follows:
     1. Definitions. Capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:
     “Company” shall mean Artesyn Communication Products Scandinavia AB, a Swedish company.
     “Pledged Collateral” shall have the meaning ascribed to in Section 2 hereof.
     “Power” shall have the meaning ascribed to it in Section 2 hereof.
     “Secured Obligations” shall mean all of the Obligations under (and as defined in) the Loan Agreement and all obligations of Pledgor now or hereafter existing under the Loan Agreement or this Agreement.
     2. Pledge; Lender’s Duties.
          (a) Pledgor hereby pledges, assigns, transfers, sets over and delivers to Lender, and hereby grants to Lender, a security interest in sixty-five percent (65%) of the Equity Interests of the Company, accompanied by stock powers (“Powers”) duly executed in blank, with signatures properly guaranteed, and all proceeds thereof and all dividends at anytime payable in connection therewith (said Equity Interests, Powers, proceeds and dividends hereinafter collectively called the “Pledged Collateral”) as security for the due and punctual payment and performance of the Secured Obligations. With respect to the Company and notwithstanding anything to the contrary set forth in this Agreement, the Pledged Collateral shall not exceed sixty-five percent (65%) of the total Equity Interests of the Company.
          (b) Lender shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.
     3. Voting Rights. During the term of this Agreement, and so long as no Event of Default shall exist, Pledgor shall have the right to vote all or any portion of the pledged Equity Interests on all corporate questions for all purposes not inconsistent with the terms of this Agreement or any of the other Loan Documents. To that end, if Lender transfers all or any portion of the Pledged Collateral, into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Loan Documents, Lender shall, upon the request of Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Pledged Collateral. Pledgor hereby grants to Lender, effective upon the occurrence and during the continuation of any Event of Default, an IRREVOCABLE PROXY pursuant to which Lender shall be entitled to exercise all voting powers pertaining to the Pledged Collateral, including to call and attend all meetings of the shareholders of the Company to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Equity Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and any and all proxies theretofore executed by Lender shall terminate and thereafter be null and void and of no effect whatsoever.
     4. Collection of Dividend Payments. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, Pledgor shall have the right to receive and retain any and all dividends payable by the Company on account of any of the Pledged Collateral except as otherwise provided in the Loan Documents. Upon the occurrence and during the continuation of any Event of Default, all dividends payable by the Company on account of any of the Pledged Collateral shall be paid to Lender and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Lender and shall be forthwith turned over to Lender for application by Lender to the Secured Obligations in such order of application as is specified in the Loan Agreement.
     5. Representations and Warranties of Pledgor. Pledgor warrants and represents to Lender as follows (which representations and warranties shall be deemed continuing): (a) Pledgor is the legal and beneficial owner of the Pledged Collateral; (b) all of the shares of the

Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any Liens except for Permitted Liens and Lender’s security interest hereunder; (c) the Equity Interests constitutes sixty-five percent (65%) of the issued and outstanding capital stock of the Company; (d) there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other party and free of any Liens other than Permitted Liens and applicable restrictions imposed by any Governmental Body and without any restriction under the by-laws or charter of Pledgor or the Company or any agreement among Pledgor’s or the Company’s shareholders; (f) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (g) the execution, delivery and performance by Pledgor of this Agreement and the exercise by Lender of its rights and remedies hereunder do not and will not result in the violation of the by-laws or charter of Pledgor, any agreement, indenture, instrument or Applicable Law by which Pledgor or the Company is bound or to which Pledgor or the Company is subject (except Pledgor makes no representation or warranty about Lender’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities); and (h) no consent, filing, approval, registration or recording is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or (y) to perfect the Lien created by this Agreement.
     6. Affirmative Covenants of Pledgor. Until all of the Secured Obligations have been satisfied in full and the Loan Agreement has been terminated, Pledgor covenants that it will: (a) warrant and defend at its own expense Lender’s right, title, and security interest in and to the Pledged Collateral against the claims of any Person; (b) promptly deliver to Lender all written notices with respect to the Pledged Collateral, and will promptly give written notice to Lender of any other notices received by Pledgor with respect to the Pledged Collateral; and (c) deliver to Lender promptly to hold under this Agreement any shares of the capital stock of the Company subsequently acquired by Pledgor, whether acquired by Pledgor by virtue of the exercise of any stock options included within the Pledged Collateral or otherwise, provided, however, that Pledgor will not pledge or deliver any such shares of the Company which would cause the Pledged Collateral to exceed sixty-five percent (65%) of the total Equity Interests of the Company.
     7. Negative Covenants of Pledgor. Until all of the Secured Obligations have been satisfied in full and the Loan Agreement has been terminated, Pledgor covenants that it will not, without the prior written consent of Lender, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein; (b) incur or permit to be incurred any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby and Permitted Liens; (c) consent to the issuance by the Company of any new stock; and (d) consent to any merger or other consolidation of the Company with or into any corporation or other entity other than as permitted under the Loan Agreement.

     8. Subsequent Changes Affecting Pledged Collateral. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.
     9. Equity Interests Adjustments. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall, if received by Pledgor, be held in trust for Lender’s benefit and shall be promptly delivered to and held by Lender under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder, provided, however, that to the extent any such shares would cause the Pledged Collateral to exceed sixty-five percent (65%) of the total Equity Interests of the Company, Pledgor shall neither hold such shares for Lender’s benefit nor deliver such shares to Lender as Pledged Collateral.
     10. Warrants, Options and Rights. If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Pledged Collateral, then such warrants, rights and options shall be immediately assigned by Pledgor to Lender and all certificates evidencing new stock or other securities so acquired by Pledgor shall be immediately delivered to and held by Lender to be held under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.
     11. Registration. If Lender determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the “Securities Act”) or any similar federal or state law, with respect to the securities included in the Pledged Collateral prior to sale thereof by Lender, then upon the occurrence and during the continuation of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Lender, and to continue such registration effective for such time as may be reasonably necessary in the reasonable opinion of Lender, and will reimburse Lender for any expense incurred by Lender, including reasonable attorneys’ fees and accountants’ fees and expenses, in connection therewith.
     12. Consent. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement and under the other Loan Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

     13. Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, (i) Lender shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Loan Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Lender may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees. In addition, upon the occurrence and during the continuation of an Event of Default, Lender may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Lender’s possession or custody, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever or Pledgor or arising through Pledgor. If any of the Pledged Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay the same and in such event Lender may resell such Pledged Collateral. Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, as provided in Section 21 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by Applicable Law, waived. Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by Applicable Law, buy at any private sale thereof. Pledgor will pay to Lender on demand all expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral. In connection with any sale of Pledged Collateral by Lender, Lender shall have the right to execute any document or form, in its name or in the name of Pledgor, which may be necessary or desirable in connection with such sale, including Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected Pledgor agrees that Lender may, upon the occurrence and during the continuation of an Event of Default, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are accredited investors (as defined in Regulation D promulgated under the Securities Act) purchasing for investment only and not for distribution. Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act even if the issuer would agree to do so. Lender shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by Lender in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Loan Agreement.
     14. Redemption; Marshaling. Pledgor hereby waives and releases to the fullest extent permitted by Applicable Law any right of equity of redemption with respect to the Pledged Collateral before or after a sale conducted pursuant to Section 13 hereof. Pledgor agrees that Lender shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Lender’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.
     15. Term. This Agreement shall become effective only when accepted by Lender and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Loan Agreement is terminated and all of the Secured Obligations have been fully and finally paid, satisfied and discharged, at which time this Agreement shall terminate and Lender shall deliver to Pledgor, at Pledgor’s expense, (i) such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and (ii) such termination statements and other release documents as may be requested by Pledgor to evidence the termination of Lender’s security interest in the Pledged Collateral. Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Loan Documents, all of which indemnities shall survive any termination of this Agreement or any of other Loan Documents in accordance with their respective terms.
     16. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “including” shall mean “including, without limitation.” Whenever in this Agreement the word “stock” or “capital stock” or other similar word or phrase is used in connection with a Person referring to equity ownership interests in such Person, such word or phrase shall also be deemed to include a reference to membership interests, each reference to a “corporation” shall also be deemed to include a reference to a limited liability company, each reference to “shareholders” of a Person shall also be deemed to include a reference to members and each reference to “certificate of incorporation” or “articles of incorporation” or “bylaws” shall also be deemed to include a reference to “certificate of formation” and “operating agreement” or other constituent documents of a limited liability company.

     17. Successors and Assigns. This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
     18. Construction and Applicable Law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law).
     19. Cooperation and Further Assurances. Pledgor agrees that it will cooperate with Lender and will, upon Lender’s request, execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments, financing statements, certificates, legal opinions and other documents, and will take all such other action as Lender may request from time to time, in order to carry out the provisions and purposes hereof, including delivering to Lender, if requested by Lender, irrevocable proxies with respect to the Equity Interests in form satisfactory to Lender. Until receipt thereof, this Agreement shall constitute Pledgor’s proxy to Lender or its nominee to vote all shares of the Equity Interests then registered in Pledgor’s name (subject to Pledgor’s voting rights under Section 3 hereof).
     20. Lender’s Exoneration. Under no circumstances shall Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Lender shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor’s rights in the Pledged Collateral or against other parties thereto. Lender’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.
     21. Notices. All notices, requests and demand to or upon either party hereto shall be given in the manner and become effective as stipulated in the Loan Agreement.
     22. Pledgor’s Obligations Not Affected. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor; (b) any exercise or nonexercise, or any waiver, by Lender of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Loan Agreement, the other Loan Documents or any of the Secured Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

     23. No Waiver, Etc. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies hereunder or otherwise. No single or partial waiver by Lender of any Default or Event of Default or right or remedy which Lender may have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion. Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).
     24. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
     25. Lender Appointed Attorney-In-Fact. Pledgor hereby constitutes and appoints Lender, with full power of substitution, Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Lender may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Lender shall have the power to arrange for the transfer, upon the occurrence and during the continuation of an Event of Default, of any of the Pledged Collateral on the books of the Company to the name of Lender or Lender’s nominee. Pledgor agrees to indemnify and save Lender harmless from and against any liability or damage which Lender may suffer or incur, in the exercise or performance of any of Lender’s powers and duties specifically set forth herein.
     26. Use of Loan Proceeds. Pledgor hereby represents and warrants to Lender that none of the loan proceeds heretofore and hereafter received by it under the Loan Agreement are for the purpose of purchasing any “margin security” as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such “margin security.”
     27. Waiver of Subrogation and Other Claims. Pledgor recognizes that Lender, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, the Company were, because of any claim based on subrogation or any other theory, liable to Pledgor on account of the sale by Lender of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to Pledgor on account of any indebtedness owing to Pledgor that is subordinated to any or all of the Secured Obligations. Pledgor hereby agrees, therefore, that if Lender sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, Pledgor shall in such case have no right or claim against the Company on account of any such subordinated indebtedness or on the theory that Pledgor has become subrogated to any claim or right of Lender against the Company or on any basis whatsoever, and Pledgor hereby expressly waives and relinquishes all such rights and claims against the Company.

     28. WAIVERS. PLEDGOR HEREBY WAIVES: NOTICE OF LENDER’S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY LENDER; TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE PLEDGED COLLATERAL; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.
[Signatures on following page]

     IN WITNESS WHEREOF, Pledgor has signed, sealed and delivered this Agreement as of the day and year first above written.

PLEDGOR: ARTESYN COMMUNICATION PRODUCTS, INC.
By:	/s/
Name:
Title:

[CORPORATE SEAL] Accepted in Atlanta, Georgia: LENDER: BANK OF AMERICA, N.A.
By:	/s/
Name:
Title:

EXHIBIT C
IRREVOCABLE STOCK POWER AND ASSIGNMENT
     FOR VALUE RECEIVED, _____________________________________ (“Transferor”) does hereby bargain, sell, assign and transfer unto _________________________ (”Transferee”) _____________ (_________) shares of the capital stock of ________________________ (“Company”) standing in its name on the books of the Company and represented by Certificate No. _____________, and Transferor does hereby irrevocably constitute and appoint Transferee and its successors and assigns as its true and lawful attorney, for it and in its name and stead, to transfer said stock on the books of the Company with full power of substitution in the premises. Transferor irrevocably authorizes Transferee to fill in the date below by inserting the date of this transfer.
     This ___day of _________, 20___.

By:	/s/
Name:
Title:

[CORPORATE SEAL]
Signed, sealed and delivered
in the presence of:

____________________________________ Witness Name: _______________________________ Address: _____________________________ ____________________________________